Exhibit 10.44

SECOND AMENDMENT TO LEASE AGREEMENT

This Second Amendment to Lease Agreement (the “Second Amendment”) is entered into as of January 20, 2012 (the “Second Amendment Effective Date”) to amend the Lease Agreement, dated November 23, 2011, as amended on December 22, 2011 (the “Lease”), between AVI BioPharma, Inc., an Oregon Corporation (“Landlord”), and Perpetua Power Source Technologies, Inc., an Oregon corporation (“Tenant”). Landlord and Tenant may each be referred to herein as a “Party,” or collectively as the “Parties.”

WHEREAS, Landlord and Tenant entered into the Lease, whereby Tenant leases the Premises from Landlord.

WHEREAS, the Parties mutually wish to extend the date by which Landlord must receive the Lender’s consent to the Lease.

NOW, THEREFORE, in consideration of the promises and mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1. Defined Terms. Capitalized terms that are used in this Second Amendment have the meanings set forth in the Lease, unless otherwise defined in this Second Amendment.

2. Amendment.

(a) Effective as of the Second Amendment Effective Date, Section 1(c) of the Lease shall be replaced in its entirety with the following:

“(c) This Lease is also conditioned upon Landlord receiving consent to this Lease, if required, from Landlord’s lender, the successor in interest to Cowlitz Bank (“Lender”), within ninety (90) days after the Commencement Date. Landlord will use commercially reasonable efforts to obtain Lender’s consent to this Lease within the 90-day period, if such consent is required by Lender’s loan documents. If Lender’s consent is required and cannot be obtained within ninety (90) days after the Commencement Date, then (unless the parties agree to extend the deadline) the Lease will be deemed void from its inception.”

3. Full Force and Effect. Except as specifically provided in this Second Amendment, the terms and conditions of the Lease remain in full force and effect.

4. Entire Agreement. This Second Amendment together with the Lease (to the extent not amended hereby) and all attached schedules thereto represent the entire agreement of the Parties and shall supersede any and all previous contracts, arrangements or understandings between the Parties with respect to the subject matter herein.

5. Modification. No provisions of this Second Amendment may be modified or amended unless expressly agreed upon in a writing signed by the Parties, nor shall any terms be waived unless expressly agreed upon in a writing signed by the Party charged therewith.

6. Counterparts. This Second Amendment may be executed in counterparts, including facsimile counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

7. Governing Law. This Second Amendment shall be governed by and construed in accordance with the laws of the State of Oregon without regards to the conflicts of laws principals.

(Signature Page Follows)

IN WITNESS WHEREOF, the Parties have executed this Second Amendment by their duly authorized representatives as of the Second Amendment Effective Date.

AVI BIOPHARMA, INC.		PERPETUA POWER SOURCE TECHNOLOGIES, INC.

By:	/s/ Christopher Garabedian	By:	/s/ Nicholas Fowler

Name:	Christopher Garabedian	Name:	Nicholas Fowler

Title:	Chief Executive Officer	Title:	Chief Executive Officer

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